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                                                                    EXHIBIT 23.1



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We consent to the reference to our firm under the captions "Experts" and "Selected Consolidated Financial Data" and to the use of our report dated May 2, 1997, except for Note 14, as to which the date is February 17, 1998, in the Registration Statement (Form S-4) and the related Prospectus of Bluegreen Corporation for the registration of $110,000,000 of 10.5% senior secured notes due 2008.



West Palm Beach, Florida


April 16, 1998